Exhibit 99.2

Green Plains Inc. Segment Revisions (in thousands)

	Three Months Ended				Full Year 2023
	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023
Revenues
Ethanol production	$697,718	$728,935	$775,529	$622,359	$2,824,541
Agribusiness and energy services	142,386	135,823	125,081	97,613	500,903
Intersegment eliminations	(7,155)	(7,126)	(7,840)	(7,580)	(29,701)
	$832,949	$857,632	$892,770	$712,392	$3,295,743

	Three Months Ended				Full Year 2023
	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023
Cost of goods sold
Ethanol production (1)	$706,133	$719,878	$716,556	$563,350	$2,705,917
Agribusiness and energy services	133,280	129,409	109,292	82,795	454,776
Intersegment eliminations	(7,155)	(7,126)	(7,840)	(7,580)	(29,701)
	$832,258	$842,161	$818,008	$638,565	$3,130,992

	Three Months Ended				Full Year 2023
	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023
Gross margin
Ethanol production (1)	$(8,415)	$9,057	$58,973	$59,009	$118,624
Agribusiness and energy services	9,106	6,414	15,789	14,818	46,127
	$691	$15,471	$74,762	$73,827	$164,751

	Three Months Ended				Full Year 2023
	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023
Depreciation and amortization
Ethanol production	$23,754	$23,253	$22,596	$23,109	$92,712
Agribusiness and energy services	813	536	534	477	2,360
Corporate activities	819	837	769	747	3,172
	$25,386	$24,626	$23,899	$24,333	$98,244

	Three Months Ended				Full Year 2023
	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023
Operating income (loss)
Ethanol production	$(41,950)	$(25,139)	$23,931	$23,200	$(19,958)
Agribusiness and energy services	4,126	2,173	11,313	10,488	28,100
Corporate activities	(18,716)	(19,514)	(14,070)	(17,420)	(69,720)
	$(56,540)	$(42,480)	$21,174	$16,268	$(61,578)

	Three Months Ended				Full Year 2023
	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023
Reconciliation to Non-GAAP Financial Measures
Net income (loss)	$(66,249)	$(48,320)	$26,292	$11,978	$(76,299)
Interest expense	9,738	9,741	9,550	8,674	37,703
Income tax expense (benefit)	3,429	(1,019)	(7,763)	(264)	(5,617)
Depreciation and amortization	25,386	24,626	23,899	24,333	98,244
EBITDA (2)	$(27,696)	$(14,972)	$51,978	$44,721	$54,031

	Three Months Ended				Full Year 2023
	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023
EBITDA (2)
Ethanol production	$(17,804)	$(1,141)	$50,983	$46,523	$78,561
Agribusiness and energy services	5,227	2,871	12,160	11,431	31,689
Corporate activities	(15,119)	(16,702)	(11,165)	(13,233)	(56,219)
	$(27,696)	$(14,972)	$51,978	$44,721	$54,031

	Three Months Ended
	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023
Consolidated ethanol crush margin
Ethanol production operating income (loss)	$(41,950)	$(25,139)	$23,931	$23,200
Depreciation and amortization	23,754	23,253	22,596	23,109
Adjusted ethanol production operating income (loss)	(18,196)	(1,886)	46,527	46,309
Intercompany marketing and agribusiness fees, net	5,662	6,445	6,420	6,705
	$(12,534)	$4,559	$52,947	$53,014
(1) Costs historically reported as operations and maintenance expenses in the consolidated statements of operations are now being reported within cost of goods sold, resulting in increased cost of goods sold and decreased gross margin within the ethanol production segment.
(2) The definition of EBITDA within the Non-GAAP Financial Measures section of Exhibit 99.1 filed with this Form 8-K is incorporated herein by reference.